UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01.    Entry Into a Material Definitive Agreement.

On June 3, 2011, American Biltrite Inc. (the "Company") entered into an Amendment No. 3 to Loan and Security Agreement by and among the Company, Ideal Tape Co., Inc. and K&M Associates L.P., as "US Borrowers"; American Biltrite (Canada) Ltd., as "Canadian Borrower"; together with the US Borrowers, the "Borrowers"; 425 Dexter Associates, L.P., Ocean State Jewelry, Inc., Majestic Jewelry, Inc. and American Biltrite Far East, Inc., as "US Guarantors"; and the parties to the agreement from time to time as lenders, including Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Associates, in its capacity as agent for the lenders (the "Credit Agreement"). Although the amendment was not entered into by the parties until June 3, 2011, the amendment is dated May 27, 2011, and by its terms is effective as of May 27, 2011. The amendment permits the Borrowers to declare and pay dividends up to $500,000 per year, subject to certain conditions, including, among others, that the Borrowers are not in default of the Loan and Security Agreement and that as of the date of each such declaration or payment and after giving effect thereto, and for the 30 consecutive day period immediately preceding each such declaration or payment, the amount of borrowings available under the Loan and Security Agreement to the Borrowers shall not be less than $10 million. The amendment also made certain changes to the determination of the Borrowers' eligible accounts, which are used in determining borrowing availability under the Credit Agreement, and, subject to certain conditions, permits the Borrowers to withhold shares of their capital stock issued pursuant to options exercised under any stock option plan, as payment for the exercise price for the option and applicable withholding taxes, and for the Borrowers to pay in cash to the governmental authorities the amount of those withholding taxes. The Company paid a fee of $15,000 to Wells Fargo in connection with this amendment.

The foregoing description of the Amendment No. 3 to Loan and Security Agreement is only a summary, is not complete and is qualified in its entirety by reference to the full text of that amendment, a copy of which is filed with this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Loan and Security Agreement, dated as of May 27, 2011, among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) Ltd., 425 Dexter Associates, L.P., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., American Biltrite Far East, Inc. and Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent, and the other lenders from time to time party thereto

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	AMERICAN BILTRITE INC. By: _/s/ Howard N. Feist III__________ Name: Howard N. Feist III Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to Loan and Security Agreement, dated as of May 27, 2011, among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) Ltd., 425 Dexter Associates, L.P., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., American Biltrite Far East, Inc. and Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent, and the other lenders from time to time party thereto

4